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                                                                   EXHIBIT 10.14

                                PROMISSORY NOTE
                                ---------------

                  SECURED BY STOCK PLEDGE/SECURITY AGREEMENT
                  ------------------------------------------

$80,001.60                                                 July 3, 1992
                                                           Monrovia, California

     FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged, William C. Huddleston ("Maker"), hereby promises to pay to Staar Surgical Company, a Delaware corporation, or order ("Holder"), at the address designated on the signature page of this Note, or at such other place as Holder may designate by written notice to Maker, the principal sum hereinbelow described ("Principal Amount"), together with interest thereon, in the manner and at the times provided and subject to the terms and conditions described herein.


     1.  Principal Amount.


     The Principal Amount means the sum of Eighty Thousand One Dollars and Sixty Cents ($80,001.60).


     2.  Interest.

      Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the rate of nine percent (9%) per annum, compounded annually. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month.

     3.  Payment of Principal and Interest.

     Subject to Paragraph 10, the Principal Amount and accrued and unpaid interest on the Principal Amount and all other indebtedness under this Note shall be all due and payable on March 29, 1993.

     MAKER ACKNOWLEDGES AND AGREES THAT THE ENTIRE PRINCIPAL AMOUNT SHALL BE DUE AND PAYABLE ON THE LAST PAYMENT DATE OF THIS NOTE, UNLESS MAKER PREPAYS ANY PORTION OF THE PRINCIPAL AMOUNT PURSUANT TO PARAGRAPH 4 BELOW.

     4.  Prepayments.

     Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty or premium or discount.

     5.  Manner of Payments/Crediting of Payments.

     Payments of any amount required hereunder shall be made solely in lawful money of the United States, without deduction or offset, and shall be credited first against accrued but unpaid late
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charges, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

     6.  Maker Waivers.

     Maker waives notice of acceptance hereof, presentment and demand for payment, protest and notice of dishonor or default, trial by jury, and the right to interpose any set-off or counterclaim of any return or description. No delay or omission on the part of Holder in exercising any rights under this Note or under any instrument given to secure this Note, on default by Maker, including, without limitation, Holder's right to accelerate, nor reinstatement of this Note by Holder after such exercise, shall operate as a waiver of Maker's right to exercise such right or of any other right under this Note or the instruments given to secure this Note, for the same default or any other default. Maker consents to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to Holder. The pleading of any statute of limitations as a defense to the obligations evidenced by this Note is waived by Maker to the fullest extent permissible by law.

     7.  Late Charge.

     If any payment of the Principal Amount and/or interest thereon shall not be received by Holder within ten (10) days after the date due, unless excused by written notice from Holder, a late charge equal to five percent (5%) of the overdue amount may be charged by Holder for the purpose of defraying expenses incurred by Holder incident to handling such delinquent payments, provided, however, Maker shall have given five (5) days prior written notice of such delinquency. Considering all of the circumstances existing on the date of this Note, such late charge represents, in the opinion of both Maker and Holder, a fair and reasonable estimate of the costs that will be sustained by Holder due to the failure of Maker to make timely payments. The parties further agree that the amount of actual damages would be costly, inconvenient and extremely difficult and impractical to prove. Holder's acceptance of any late payment and/or late charge shall not constitute a waiver of the rights of Holder to (1) collect any other amounts due under this Note, (2) declare a default under this Note or any agreement securing payment of this Note, or (3) exercise any of the other rights and remedies available to Holder.

     8.  Interest on Delinquent Payments.

     Any payment under this Note not paid when due shall bear interest at the same rate and method as interest is charged on the Principal Amount from the due date until paid.
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     9.  Security.

     The payment of this Note is secured by a Stock Pledge/Security Agreement (the "Security Agreement") executed by Maker in favor of Holder of even date herewith with respect to certain common stock of Staar Surgical Company, a Delaware corporation, owned by Maker. The Security Agreement contains provisions for acceleration of the maturity of this Note on the occurrence of certain described events.

    10.  Acceleration Upon Default.

     At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due, and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default ("Event of Default"):

     (a) If any part of the Principal Amount and/or interest thereon and/or late charges under this Note are not paid when due, provided, however, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure said event of default;

     (b) Upon the occurrence of any event of default described under the Security Agreement;

     (c) If any of the following events constituting default occurs, provided, however, that if any such event of default is reasonably susceptible of being cured, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure such event of default, and further provided, that if such event of default is of such character as to reasonably require more than thirty (30) days to cure, Maker has promptly commenced to cure said event of default within the thirty (30) day period and uses reasonable diligence thereafter in curing such event of default, the thirty
(30) day period shall be reasonably extended:

         (i) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note;

         (ii)  If Maker shall make an assignment for the benefit of creditors;

         (iii) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

         (iv) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to
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     pay Maker's debts as they become due;

         (v) If Maker shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

         (vi) If any petition is filed against Maker under the Bankruptcy Code and either (A) the Bankruptcy Court orders relief against Maker, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing; or

         (vii) If any attachment, execution, or other writ is levied on substantially all of the assets of Maker and remains in effect for more than fifteen (15) days;

     11.  Collection Costs and Attorneys' Fees.

     Maker agrees to pay Holder all costs and expenses, including actual attorneys' fees, paid or incurred by Holder in connection with the collection or enforcement of the Note or any instrument securing payment of the Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note, (or any instrument securing payment of this Note), the prevailing party in any proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

     12.  Notice.

     Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice to Holder. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.


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     13.  Usury Compliance.

     All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount and/or late charges under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount and/or late charges under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     14.  Jurisdiction and Venue.

     This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California. Any action to enforce payment of this Note shall be filed and heard solely in the Municipal or Superior Court of Los Angeles County, California.


                                                MAKER:


                                                /s/ William C. Huddleston
                                                -------------------------
                                                WILLIAM C. HUDDLESTON

                                                MAKER'S ADDRESS:
                                                6497 Camino Grande
                                                Anaheim, California 92807

                                                HOLDER'S ADDRESS:

                                                STAAR SURGICAL COMPANY
                                                1911 Walker Avenue
                                                Monrovia, California 91016
                                                Attn:  Mr. John Wolf

                DO NOT DESTROY THIS NOTE; WHEN PAID, THIS NOTE
                 MUST BE SURRENDERED TO MAKER FOR CANCELLATION